Exhibit 99.7

AGSHF DRAFT 7/23/19

SUBJECT TO FRE 408

FOR DISCUSSION PURPOSES ONLY

CONFIDENTIAL

SANCHEZ ENERGY CORPORATION, ET AL.

RESTRUCTURING TERM SHEET(1)

[•], 2019

THIS RESTRUCTURING TERM SHEET AND THE DOCUMENTS ATTACHED HERETO AND TO WHICH THIS RESTRUCTURING TERM SHEET IS ATTACHED COLLECTIVELY DESCRIBE A PROPOSED RESTRUCTURING FOR THE COMPANY PARTIES THAT WILL BE EFFECTUATED THROUGH FILING CHAPTER 11 CASES IN THE BANKRUPTCY COURT.

THIS RESTRUCTURING TERM SHEET IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OR PLAN OF REORGANIZATION OF THE COMPANY PARTIES.  ANY SUCH OFFER OR SOLICITATION SHALL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

THIS RESTRUCTURING TERM SHEET IS A SETTLEMENT PROPOSAL TO CERTAIN UNAFFILIATED HOLDERS OF THE COMPANY PARTIES’ SECURED NOTES IN FURTHERANCE OF SETTLEMENT DISCUSSIONS.  ACCORDINGLY, THIS RESTRUCTURING TERM SHEET IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING TERM SHEET IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS.

Overview

Restructuring Transaction Overview

This term sheet (this “Restructuring Term Sheet”) contemplates the Restructuring of the Company Parties’ outstanding indebtedness and equity interests effectuated through the filing of the Chapter 11 Cases in the Bankruptcy Court.

The Debtors will effectuate the Restructuring by confirmation of a chapter 11 plan of reorganization or liquidation (the “Plan”), as applicable, and, to the extent the Reserve Price (as defined below) is satisfied, pursuant to a sale of all or substantially all of the Debtors’ assets (the “363 Sale”) in accordance with sale and bidding procedures (the “Sale and Bid Procedures”), in each case consistent with the terms of this Restructuring Term Sheet and that

(1)  Capitalized terms used but not otherwise defined herein or in the Restructuring Support Agreement (as defined below), to which this Restructuring Term Sheet is attached and incorporated into, shall have the meanings ascribed to such terms as set forth on Exhibit 1 to this Restructuring Term Sheet.

certain restructuring support agreement, entered into and dated as of July [•], 2019, by and among the Debtors and the parties thereto (the “Restructuring Support Parties”), including all exhibits and schedules attached thereto, as such agreement may be amended from time to time in accordance with the terms thereof (the “Restructuring Support Agreement”), to which this Restructuring Term Sheet is attached as Exhibit [•].

As described in greater detail below, the treatment contemplated by the Plan depends upon whether the Debtors (i) successfully sell all or substantially all of their assets pursuant to the sale process contemplated herein (the “Plan With Sale Path”) or (ii) do not obtain a bid in connection with such sale process in excess of the Reserve Price (or are unable close such transaction) (“Plan Without Sale Path”).

This Restructuring Term Sheet does not include a description of all of the terms, conditions, and other provisions that are to be contained in the Definitive Documents governing the Restructuring. The Definitive Documents will be consistent in all respects with the terms or conditions of this Restructuring Term Sheet and the Restructuring Support Agreement, including being subject to the requisite approval rights of the Parties under the Restructuring Support Agreement.

DIP Facility

The Debtors will enter into a postpetition financing facility (the “DIP Facility”) to be provided by the Consenting Secured Noteholders on terms consistent with this Restructuring Term Sheet and as set forth in the term sheet attached hereto as Exhibit [2] (the “DIP Facility Term Sheet”).(2)

363 Sale; Credit Bid Amount; Reserve Price

The Debtors will conduct a sale process for the sale of all or substantially all of their assets in accordance with the Sale and Bid Procedures, which shall be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Secured Noteholders, and as approved by the Bankruptcy Court. The Debtors and the Consenting Secured Noteholders shall cooperate in good faith during the sale process.

The Holders of Secured Notes Claims shall be permitted to credit bid up to the sum of: (i) all Secured Notes Claims, (ii) all Adequate Protection Claims (as defined in the DIP Facility Term Sheet), and (iii) all DIP Facility Claims (the “Credit Bid Amount”).

The Debtors shall establish a reserve price (the “Reserve Price”), equal to the sum of: [(i) the Credit Bid Amount, plus (ii) [TBD]].

If (i) the Reserve Price is satisfied, the Debtors will pursue confirmation of the Plan pursuant to the Plan With Sale Path and (ii) if the Reserve Price is not satisfied, the Debtors will pursue confirmation of the Plan pursuant to the Plan Without Sale Path, in each case as described further herein.

Rights Offering

In the event the Debtors consummate the Plan Without Sale Path, subject to the conditions set forth herein, all Holders of Secured Notes Secured Claims and Roll-Up DIP Claims will have the right to participate on a Pro Rata basis in a rights offering (the “Rights Offering”) for the purchase of Reorganized SN Common Stock, on the terms and subject to the conditions set forth in Exhibit [3] attached hereto (the “Rights Offering Term Sheet”).

The Rights Offering will be 100% backstopped by the Consenting Secured Noteholders that are signatories to the commitment letter (the “Commitment Parties”), subject to the terms and conditions of such commitment letter (the “Commitment Letter”). The Commitment Parties shall receive their respective pro rata shares of a put option premium of [6]% (the “Rights Offering Backstop Premium”) of the Rights Offering Amount payable in Reorganized SN Common Stock, subject to dilution on account of Reorganized SN Common Stock issued in connection with the Management Incentive Plan.

(2)  NTD:  TBD whether attach DIP Credit Agreement instead.

Treatment of Claims Against and Interests In the Debtors

On the Effective Date, each Holder of an Allowed Claim or Interest, as applicable, shall receive under the Plan the treatment described below.

Class No.	Type of Claim	Treatment	Impairment and Voting

Unclassified Non-Voting Claims Against the Debtors

N/A	Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Claim and the Debtor against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, each Holder of an Allowed Administrative Claim shall receive, in full and final satisfaction of its Claim, payment in full in cash.

N/A

N/A	DIP Facility Claims

If the Debtors consummate the Plan Without Sale Path, in full and final satisfaction of (i) each New Money DIP Claim (as defined in the DIP Facility Term Sheet), each Holder shall receive payment in full in cash and (ii) each Roll-Up DIP Claim (as defined in the DIP Facility Term Sheet), each Holder shall receive its Pro Rata(3) share of the Secured Notes Plan Consideration.

If the Debtors consummate the Plan With Sale Path, except to the extent that a Holder of a DIP Facility Claim and the Debtors agree to less favorable treatment for such Holder, in full and final satisfaction of each DIP Facility Claim, each Holder shall receive payment in full in cash; provided, however, that the Roll-Up DIP Loans shall only be paid with cash attributable to the proceeds of the collateral securing the Roll-Up DIP Loans.

N/A

N/A	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the Debtor against which such Allowed Priority Tax Claim is asserted agree to less favorable treatment for such Holder, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of its Claim, payments in cash in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.

N/A

Classified Claims Against and Interests In the Debtors

Class 1	Other Secured Claims

In full and final satisfaction of each Allowed Other Secured Claim against the Debtors, each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor: (a) payment in full in cash; (b) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (c) Reinstatement of such Other Secured Claim; or (d) other treatment rendering such Claim Unimpaired.

Unimpaired; deemed to accept.

(3)  The Pro Rata share of the Secured Notes Plan Consideration to be distributed on account of the Roll-Up DIP Claims shall be calculated as follows:  (i) the amount of the Roll-Up DIP Claims divided by (ii) the amount of (x) the Roll UP DIP Claims plus (y) the Secured Notes Secured Claims.

Class 2	Other Priority Claims

Except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor against which such Allowed Other Priority Claim is asserted agree to less favorable treatment for such Holder, in full satisfaction of each Allowed Other Priority Claim against the Debtors, each Holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Allowed Other Priority Claim, payment in full in cash or other treatment rendering such Claim Unimpaired.

Unimpaired; deemed to accept.

[Class 3](4)	[Secured Hedging Obligation Claims]

[Except to the extent that a Holder of an Allowed Secured Hedging Obligation Claim and the Debtor against which such Allowed Hedging Obligation Claim is asserted agree to less favorable treatment for such Holder, in full and final satisfaction of each Allowed Secured Hedging Obligation Claim, each Holder of an Allowed Secured Hedging Obligation Claim shall receive payment in full in cash.]

Unimpaired; deemed to accept.

Class 4	Secured Notes Secured Claims

If the Debtors consummate the Plan Without Sale Path, in full and final satisfaction of each Allowed Secured Notes Secured Claim, each Holder of an Allowed Secured Notes Secured Claim shall receive, together with the Roll-Up DIP Claims, its Pro Rata(5) share of the Secured Notes Plan Consideration.

If the Debtors consummate the Plan With Sale Path, in full and final satisfaction of each Allowed Secured Notes Secured Claim, each Holder of an Allowed Secured Notes Secured Claim shall receive its Pro Rata share of the Secured Notes Sale Consideration.

Impaired; entitled to vote.

Class 5A	Unsecured Claims Against Restricted Group Debtors(6)

If the Debtors consummate the Plan Without Sale Path, in full and final satisfaction of each Allowed Unsecured Claim, each Holder of such Claim shall receive its Pro Rata share of the Unsecured Claims Reorganized SN Common Stock Allocation, subject to dilution by Reorganized SN Common Stock issued in connection with the Rights Offering, the Rights Offering Backstop Premium and the Management Incentive Plan.

If the Debtors consummate the Plan With Sale Path, in full and final satisfaction of each Allowed Unsecured Claim, each Holder of either such Claim shall receive its Pro Rata share of the Remaining Sale Consideration.

Impaired; entitled to vote.

Class 5B	Unsecured Claims Against SN UR Holdings, LLC

Except to the extent that a Holder of an Unsecured Claim against SN UR Holdings, LLC and such Debtor agree to less favorable treatment, in full and final satisfaction of each Allowed Unsecured Claim against SN UR Holdings,

Unimpaired and deemed to accept.

(4)  NTD: Consider whether paying Secured Hedging Obligations upon unwinding with proceeds of the DIP Facility.  Otherwise, the DIP Facility Claims will have to be junior to the Secured Hedging Obligations.

(5)  The Pro Rata share of the Secured Notes Plan Consideration to be distributed on account of the Secured Notes Secured Claims shall be calculated as follows: (i) the amount of the Secured Notes Secured Claims divided by (ii) the amount of (x) the Secured Notes Secured Claims plus (y) the Roll-Up DIP Claims.

(6)  NTD:  Alternative treatment for Restricted Group Debtors GUCs TBD.

LLC, each Holder of such Claim shall receive payment in full in cash.

Class 5C	Unsecured Claims Against SN EF UnSub Holdings, LLC

Except to the extent that a Holder of an Unsecured Claim against SN EF UnSub Holdings, LLC and such Debtor agree to less favorable treatment, in full and final satisfaction of each Allowed Unsecured Claim against SN EF UnSub Holdings, LLC, each Holder of such Claim shall receive [payment in full in cash].

Unimpaired and deemed to accept.

Class 6	Intercompany Claims

Unless otherwise provided for under the Plan, on the Effective Date, Intercompany Claims shall be reinstated, compromised, or cancelled at the election of the Debtors, such that Intercompany Claims are treated in a tax-efficient manner.

Unimpaired and deemed to accept or Impaired and deemed to reject.

Class 7	Intercompany Interests	On the Effective Date, Intercompany Interests shall receive no recovery or distribution and be reinstated solely to maintain the Debtors’ corporate structure.	Unimpaired; deemed to accept.

Class 8	Existing Preferred Interests	Each Existing Preferred Interest in SN shall be cancelled and shall be of no further force and effect.	Impaired; deemed to reject.

Class 9	Existing Common Interests	Each Existing Common Interest in SN shall be cancelled and shall be of no further force and effect.	Impaired; deemed to reject.

Other Terms of the Restructuring

Management Incentive Plan and New Management Employment Arrangements

In the event the Debtors consummate the Plan Without Sale Path, a grant of [•]% of the Reorganized SN Common Stock on a fully diluted basis shall be allocated on the Effective Date in accordance with the terms of the management incentive plan (the “Management Incentive Plan”), and existing members of the management team will enter into new employment arrangements, in each case the material terms of which are set forth in the term sheet attached hereto as Exhibit [4] (the “Compensation Term Sheet”).

New Services Agreement

In the event the Debtors consummate the Plan Without Sale Path, Reorganized SN will enter into a new services agreement (the “New Services Agreement”) with SOG in form and substance reasonably acceptable to the Requisite Consenting Secured Noteholders and SOG, in accordance with the terms as set forth in the term sheet attached hereto as Exhibit [5] (the “New Services Agreement Term Sheet”).

Executory Contracts and Unexpired Leases

The Debtors will not assume or reject any executory contracts or unexpired leases during the Chapter 11 Cases without the reasonable consent of the Requisite Consenting Secured Noteholders. No material executory contracts or unexpired leases will be terminated, extended or amended without the reasonable consent of the Requisite Consenting Secured Noteholders

New Revolving Credit Facility

On the Effective Date, the Reorganized Debtors will enter into a third-party conforming RBL exit facility on market terms reasonably acceptable to the Debtors and the Requisite Consenting Secured Noteholders in an amount up to $[250] million.

Governance

In the event the Debtors consummate the Plan Without Sale Path, the Reorganized SN Board shall be made up of [•] members, consisting of (i) one member who shall be the chief executive officer of Reorganized SN and (ii) [•].

It is expected that the issuance of the Reorganized SN Common Stock in connection with the Plan will be exempt from registration under section 1145 of the Bankruptcy Code or another available exemption under the Securities Act.

Indemnification of Prepetition Directors, Officers and Managers

In the event the Debtors consummate the Plan Without Sale Path, the Reorganized Debtors shall assume all indemnification obligations in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable (the “Indemnification Obligations”).

Other Employment Obligations and Programs

In the event the Debtors consummate the Plan Without Sale Path, and subject to the Compensation Term Sheet, the Reorganized Debtors will continue wages, compensation, benefits, and incentive programs according to existing terms and practices.

For the avoidance of doubt, the release and exculpation provisions of the Plan will not impact or alter any rights of any party under any employment agreements or plans, including any rights to indemnification.

Discharge, Release, Injunction and Exculpation	The Plan shall provide for the discharge, release, injunction and exculpation provisions as set forth in Exhibit [6] attached hereto.

Tax Cooperation	The Restructuring shall be implemented in a tax efficient and cost-effective manner as reasonably agreed among the Debtors and the Consenting Stakeholders.

Plan Administrator	In the event the Debtors consummate the Plan With Sale Path, on the Effective Date, a Plan Administrator selected by the Debtors shall be appointed for purposes of winding down the Debtors’ estates.

Subordination

The classification and treatment of Claims under the Plan shall settle and compromise the respective contractual, legal, and equitable subordination rights of such Claims, and any such rights shall be released pursuant to the Plan.

Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in this Restructuring Term Sheet, the Restructuring Support Agreement, or the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be canceled and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged.

Retention of Jurisdiction	The Plan will provide for the retention of jurisdiction by the Bankruptcy Court for usual and customary matters.

Avoidance Actions

The Debtors shall waive any Causes of Action arising under sections 544, 545, 547, 548, 549, and 550 of the Bankruptcy Code or any other state or federal law to the extent not purchased in connection with the 363 Sale.

Milestones

•                  The order approving the DIP Facility on an interim basis shall have been entered no later than [5] days after the Petition Date.

•                  The motion for approval of the Sale and Bidding Procedures shall be filed no later than [20] days after the Petition Date.

•                  The order approving the DIP Facility on a final basis shall have been entered no later than [40] days after the Petition Date.

•                  The order approving the Sale and Bidding Procedures shall have been entered no later than [60] days after the Petition Date.

•                  The filing of the Plan, Disclosure Statement and motion to approve the Rights Offering shall occur no later than [75] days after the Petition Date.

•                  The bid deadline under the Sale and Bidding Procedures shall be no later than [105] days from the Petition Date.

•                  The commencement of the auction pursuant to the Sale and Bidding Procedures shall occur no later than [115] days after the Petition Date.

•                  The order approving the adequacy of the Disclosure Statement and the order approving the Rights Offering shall have been entered no later than [125] days after the Petition Date.

•                  The Confirmation Order shall have been entered by no later than [190] days after the Petition Date.

•                  The Effective Date shall have occurred no later than [210] days after the Petition Date.

Conditions Precedent to the Plan Effective Date

The occurrence of the Effective Date of the Plan shall be subject to the satisfaction of each of the following conditions precedent, among others (each of which may not be waived without the consent of the Company and the Requisite Consenting Secured Noteholders, such consent not be unreasonably withheld):

1.              The Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent in all respects with the Restructuring Support Agreement.

2.              To the extent the Debtors pursue the Plan With Sale Path, the 363 Sale shall have closed or shall close contemporaneously with the Effective Date.

3.              In the event the Debtors consummate the Plan Without Sale Path, the Firm Gathering and Processing Agreement by and between SN Catarina, LLC, and Catarina Midstream, LLC dated October 14, 2015, as amended or supplemented, shall be assumed by Reorganized SN on modified terms reasonably acceptable the Requisite Consenting Secured Noteholders.

4.              In the event the Debtors consummate the Plan Without Sale Path, the New Services Agreement shall be entered into and in full force and effect.

5.              In the event the Debtors consummate the Plan Without Sale Path, the New Revolving Credit Facility shall be entered into and in full force and effect.

6.              The Plan, the Definitive Documents and all documents contained in any Plan supplement, including any exhibits, schedules, amendments, modifications or supplements thereto, shall have been executed and/or filed, in form and substance consistent in all respects with the Restructuring Support Agreement and shall not have been modified in a manner inconsistent with the Restructuring Support Agreement.

7.              The Restructuring Support Agreement shall remain in full force and effect.

8.              No court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing or prohibiting, in a material respect, the consummation of the Plan, the Restructuring, the Restructuring Support Agreement or any of the Definitive Documents contemplated thereby.

9.              The Debtors shall have obtained all material authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring.

10.       The new management agreements, materially consistent with the Compensation Term Sheet, shall have been entered into with each applicable member of management, and the Management Incentive Plan shall be adopted by the Reorganized SN Board.

11.       All Allowed Professional Fee Claims shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court.

[Exhibits follow.]

EXHIBIT 1

DEFINITIONS

Term	Definition

2021 Unsecured Notes Indenture	That certain Indenture, dated as of June 13, 2013, among SN, the guarantors party thereto and Delaware Trust Company, as successor trustee, for 7.75% senior notes due 2021.

2023 Unsecured Notes Indenture	That certain Indenture, dated as of June 27, 2014, among SN, the guarantors party thereto and Delaware Trust Company, as successor trustee, for 6.125% senior notes due 2023.

Administrative Claim

A Claim incurred by the Debtors on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases entitled to priority under sections 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

Allowed

With respect to any Claim or Interest: (a) a Claim or Interest as to which no objection has been filed and that is evidenced by a Proof of Claim or Interest, as applicable, timely filed by the applicable Bar Date, if any, or that is not required to be evidenced by a filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely filed; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. No Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor.

Bankruptcy Rules	The Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code, and the general, local, and chambers rules of the Bankruptcy Court.

Bar Date	The date, if any, established by the Bankruptcy Court by which Proofs of Claim must be filed with respect to such Claims, as may be ordered by the Bankruptcy Court.

Causes of Action

Any claims, Claims, Interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, in tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

Exhibit 1 – Page 1

Class	A category of Holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

Collateral Trustee	Royal Bank of Canada, as collateral trustee under the Secured Notes Indenture.

Company Parties	SN and each of its subsidiaries identified in Exhibit A to the Restructuring Support Agreement.

Confirmation	Entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to the conditions set forth in the Plan, this Restructuring Term Sheet and the Restructuring Support Agreement.

Consenting Secured Noteholders

The unaffiliated holders of, or investment advisors, sub-advisors, or managers of discretionary accounts or sub-accounts that hold Secured Notes Claims and are parties to the Restructuring Support Agreement.

Consenting Stakeholders	The Consenting Secured Noteholders and SOG.

Consummation	The occurrence of the Effective Date, subject to the conditions set forth in the Plan, this Restructuring Term Sheet, and the Restructuring Support Agreement.

Creditor	As set forth in section 101(10) of the Bankruptcy Code.

Debtors	SN and its direct and indirect subsidiaries that file petitions under chapter 11 on the Petition Date.

Definitive Documents	As defined in the Restructuring Support Agreement.

DIP Facility Claims	Any Claim against the Debtors arising from or based upon the DIP Facility

Disallowed	Any Claim that is not Allowed.

Effective Date	The date upon which all conditions precedent to the consummation of the Plan occur or are waived, and the Plan becomes effective.

Entity	As defined in section 101(15) of the Bankruptcy Code.

Estate	As to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

Exculpated Parties

Collectively, and in each case in its capacity as such: (a) the Debtors and the Reorganized Debtors; (b) the Consenting Secured Noteholders; (c) the Secured Notes Indenture Trustee; (d) the Collateral Trustee; (e) the DIP Facility Agent; (f) the DIP Facility Lenders; (g) SOG; (h) with respect to each of the foregoing entities, each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, funds, portfolio companies, management companies; and (i) with respect to each of the foregoing Entities in clauses (a) through (h), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors.

Existing Common Interests	Interests in SN arising from or related to the Existing Common Stock.

Exhibit 1 – Page 2

Existing Common Stock	The shares of common stock issued by SN.

Existing Preferred Interests	Interests in SN arising from or related to the Existing Preferred Stock.

Existing Preferred Stock	The shares of (a) 4.875% Convertible Perpetual Preferred Stock, Series A and (b) 6.500% Convertible Perpetual Preferred Stock, Series B, each with a par value of $0.01 per share.

Holder	Any Entity or Person holding a Claim or Interest, as applicable.

Impaired	With respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Intercompany Claim	A Claim held by a Debtor or a non-Debtor affiliate against another Debtor.

Intercompany Interest	An Interest in any Debtor other than SN.

Interest	Any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor.

Person

An individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated association, governmental entity, or political subdivision thereof, or any other entity.

Petition Date	The date on which the Debtors commence the Chapter 11 Cases.

Priority Tax Claims	Claims of governmental units of the type described in section 507(a)(8) of the Bankruptcy Code.

Pro Rata

The proportion that a Claim or Interest in a particular Class bears to the aggregate amount of the Claims or Interests in that Class, or the proportion of the Claims or Interests in a particular Class and other Classes or payments entitled to share in the same recovery as such Claim or Interest under the Plan.

Professional

An entity employed pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the confirmation date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

Professional Fee Claims

All Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been previously paid.

Professional Fee Escrow Account	An interest-bearing account in an amount equal to the total estimated amount of Professional Fee Claims and funded by the Debtors on the Effective Date.

Proof of Claim	A proof of Claim filed against any of Debtors in the Chapter 11 Cases by the applicable Bar Date.

Reinstated	With respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

Release	The releases provided for in this Restructuring Term Sheet.

Exhibit 1 – Page 3

Released Parties

Collectively, and in each case in its capacity as such: (a) the Debtors and the Reorganized Debtors; (b) the Consenting Secured Noteholders; (c) the Secured Notes Indenture Trustee; (d) the Collateral Trustee; (e) the DIP Facility Agent; (f) the DIP Facility Lenders; (g) SOG; (h) with respect to each of the foregoing entities, each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, funds, portfolio companies, management companies; and (i) with respect to each of the foregoing Entities in clauses (a) through (h), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors.

Releasing Parties

Collectively, and in each case in its capacity as such: (a) the Debtors and the Reorganized Debtors; (b) the Consenting Secured Noteholders; (c) the Secured Notes Indenture Trustee; (d) the Collateral Trustee; (e) the DIP Facility Agent; (f) the DIP Facility Lenders; (g) SOG; (h) with respect to each of the foregoing entities, each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equity holders, funds, portfolio companies, management companies; (i) with respect to each of the foregoing Entities in clauses (a) through (h), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors; and (j) all Holders of Claims and Interests not described in the foregoing clauses (a) through (g); provided that each Holder in clause (i) that opts out or otherwise objects to the releases in the Plan shall not be a “Releasing Party.”

Remaining Sale Consideration	All Sale Proceeds remaining after payment of the Secured Notes Sale Consideration.

Reorganized Debtors	The Debtors, as reorganized pursuant to and under the Plan.

Reorganized SN Board	The board of directors of Reorganized SN on and after the Effective Date

Reorganized SN Common Stock	The newly issued shares of common stock of Reorganized SN.

Restricted Group Debtors

Sanchez Energy Corporation; SN Palmetto, LLC; SN Marquis LLC; SN Cotulla Assets, LLC; SN Operating, LLC; SN TMS, LLC; SN Catarina, LLC; Rockin L Ranch Company, LLC; SN EF Maverick, LLC; and SN Payables, LLC.

Sale Proceeds	All net cash proceeds actually received by the Debtors in connection with any sale of all, substantially all, or any portion of its assets.

Secured

When referring to a Claim: (a) secured by a lien on property in which any of Debtors has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

Secured Hedging Obligation Claims	The obligations arising out of hedging arrangements with the Debtors.

Exhibit 1 – Page 4

Secured Noteholder Subscription Rights

The non-certificated rights to be distributed to each Holder of Secured Notes Secured Claims that will enable each holder thereof to purchase its Pro Rata share of [•]% of the Reorganized SN Common Stock, subject to dilution by the Reorganized SN Common Stock issued in connection with the Rights Offering Backstop Premium and the Management Incentive Plan.

Secured Notes Claims	Any Claim against the Debtors arising from or based upon the Secured Notes Indenture.

Secured Notes Secured Claim	Any Secured Claim against the Debtors arising from or based upon the Secured Notes Indenture.

Secured Notes Plan Consideration

The (a) Secured Notes Reorganized SN Common Stock Allocation, subject to dilution by Reorganized SN Common Stock issued in connection with the Rights Offering, the Rights Offering Backstop Premium and the Management Incentive Plan, (b) Take Back Debt, and (c) Secured Noteholder Subscription Rights

Secured Notes Deficiency Claims	Any Claim against the Debtors arising from or based upon the Secured Notes Indenture that is not a Secured Notes Secured Claim

Secured Notes Indenture

That certain Indenture, dated as of February 14, 2018, among SN, the guarantors party thereto, Delaware Trust Company, as trustee, and Royal Bank of Canada, as collateral trustee, for 7.25% senior secured first lien notes due 2023.

Secured Notes Indenture Trustee	[Wilmington Savings Fund Society, FSB], and any successor thereto, as trustee under the Secured Notes Indenture

Secured Notes Reorganized SN Common Stock Allocation	100% of the Reorganized SN Common Stock, less the Unsecured Claims Reorganized SN Common Stock Allocation.

Secured Notes Sale Consideration

The net Sale Proceeds available after payment in full of the DIP Facility Claims, other Allowed Administrative Claims (including any Adequate Protection Claims), Priority Tax Claims, Other Secured Claims and Other Priority Claims that are attributable to the collateral securing the obligations under the Secured Notes Indenture.

SN	Sanchez Energy Corporation.

SOG	Sanchez Oil & Gas Corporation.

Take Back Debt	The $[150] million of new second lien term loans to be issued by the Reorganized Debtors on the Effective Date on the terms set forth on Exhibit [7] hereto.

Unimpaired	With respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

Unsecured Claim	All Unsecured Notes Claims, the Secured Notes Deficiency Claims and any other general unsecured claims against the Debtors.

Unsecured Notes Claim	Any Claim against the Debtors arising from or based upon the 2021 Unsecured Notes Indenture or the 2023 Unsecured Notes Indenture.

Unsecured Claims Reorganized SN	The amount of Reorganized SN Common Stock equal to the value of the unencumbered assets of the Debtors as of the Petition Date, less all New Money DIP Claims,

Exhibit 1 – Page 5

Common Stock Allocation	other Allowed Administrative Claims (other than Roll-Up DIP Claims), Adequate Protection Claims, Priority Tax Claims, and Other Priority Claims.

Exhibit 1 – Page 6

EXHIBIT 2

DIP FACILITY TERM SHEET

[To Come.]

Exhibit 2 – Page1

EXHIBIT 3

RIGHTS OFFERING TERM SHEET

Issuer	Reorganized SN (the “Issuer”).

Offering

Each Eligible Holder of Secured Notes Secured Claims and Roll-Up DIP Claims will be offered rights (the “Rights”) to participate in an aggregate $[150] million rights offering (the “Rights Offering”) to purchase up to its respective Allocation Percentage of Reorganized SN Common Stock, on the terms and subject to the conditions set forth in this Rights Offering Term Sheet.

The Rights Offering will be made only to such Holders who meet each of the following requirements (the “Eligible Holders”):

(i)             It certifies it is either (A) a “qualified institutional buyer” as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (B) an institutional “accredited investor” (an “IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity investors are IAIs (which, in the case of subclauses (A) and (B), for the avoidance of doubt, may not include any natural person); and

(ii)          [It and its affiliates are not (and have not been at any time in the six months prior to the Closing of the Rights Offering): (A) an “affiliate” of SN within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, (B) a business competitor of SN, or (C) any party that has a material stake in any of SN’s business, operations, projects or assets; provided that, in the case of subclauses (A), (B) and (C) above, such persons may participate in the Rights Offering to the extent that, as of the Closing, such person would not beneficially or legally own more than five percent (5%) of the total aggregate equity of Reorganized SN (or total aggregate voting power), calculated on a fully diluted basis at Closing.](1)

Each Eligible Holder may exercise all or any portion of its Rights, but upon exercising thereof, such Eligible Holder shall be committed to participate in the Rights Offering for the full amount of such exercised Rights and will receive the Reorganized SN Common Stock upon the terms set forth in the subscription documents for the Rights Offering.

There shall be no oversubscription privilege or rights in connection with the Right Offering.

The Rights may be exercised only in exchange for cash.

“Allocation Percentage” means a fraction: (i) the numerator equal to the total aggregate principal amount of the Secured Notes Secured Claims and/or Roll-Up DIP Claims held by such Eligible Holder on the Record Date and (ii) the denominator equal to the total aggregate principal amount of all outstanding Secured Notes Secured Claims and Roll-Up DIP Claims on the Record Date.

Use of Rights Offering Proceeds

The proceeds of the Rights Offering shall be used for (i) repayment of the New Money DIP Loans not utilized as part of the Credit Bid, (ii) funding all other cash distributions pursuant to the Plan, including, but not limited to allowed Administrative Claims and (iii) funding Reorganized SN liquidity.

Subscription Price	The aggregate subscription price for all Reorganized SN Common Stock offered in the Rights Offering is $[150] million.

(1)  NTD:  TBD whether limitation on affiliates/competitors is necessary.

Exhibit 3 – Page 1

Prior to commencement of the Rights Offering, the Company Parties and the Commitment Parties will determine the final subscription price per Reorganized SN Common Stock and the total number of share of Reorganized SN Common Stock to be received therefor in the Rights Offering and will inform all Eligible Holders of such terms.

Record Date	The record date for the Rights Offering will be on or around [•], 2019 (the “Record Date”), or as otherwise determined by mutual agreement of the Company Parties and the Commitment Parties.

Transferability of Rights

The Rights shall not be transferable, assignable, or detachable other than in connection with the transfer of the corresponding Claims.

Notwithstanding the above, in connection with an exercise of its Rights, each Eligible Holder shall have the right to designate by written notice to the Company Parties no later than two days prior to the Closing that some or all of its Reorganized SN Common Stock be issued in the name of, and delivered to, one or more of its affiliates or funds or accounts that are managed, advised or sub-advised by such Commitment Party or its affiliates (each, a “Related Purchaser”), which notice of designation shall (i) be addressed to the Company Parties and signed by such Eligible Holder and each Related Purchaser, (ii) specify the number of Reorganized SN Common Stock to be delivered to or issued in the name of each such Related Purchaser, and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations, warranties and covenants set forth in the subscription materials.

Subscription Procedures

The procedures for the Rights Offering and the terms of the Reorganized SN Common Stock shall be determined by the Company Parties and the Commitment Parties.

To validly exercise its Rights, on or prior to the subscription deadline, each Eligible Holder will be required to: (i) return duly executed subscription documents, which will include (among other things) a subscription form with customary representations, warranties and covenants, [(ii) return a duly executed signature page to the governance documents of the Issuer,] (iii) pay, by wire transfer of immediately available funds to an account designated on the subscription documents, an amount equal to the Subscription Price for the Reorganized SN Common Stock the Eligible Holder elects to purchase, which amount will be held in escrow until the Closing, and (iv) return such other documents as the Issuer may require.

If the Rights Offering is terminated for any reason, the funded amounts will be refunded to the applicable Eligible Holder, without interest, as soon as practicable following termination of the Rights Offering.

Commitment Parties	The Commitment Parties have agreed to backstop the Rights Offering, on the terms and subject to the conditions set forth in the Commitment Letter.

Backstop Commitment; Put Option

The Commitment Parties will, pursuant to the Commitment Letter, backstop the Rights Offering on a fully committed basis (the “Commitment” or “Put Option”) by agreeing to (i) exercise their respective Rights in full, and subscribe for and purchase the Reorganized SN Common Stock issuable to such Commitment Party upon exercise of such Rights, at the Closing and (ii) purchase from the Issuer, at the Subscription Price, the Reorganized SN Common Stock that are not purchased by the Eligible Holders in the Rights Offering (the “Unsubscribed Shares”) as set forth in the Commitment Letter.

Put Option Premium

The Commitment Parties shall, as consideration for the Commitment Parties providing the Commitment, receive their respective pro rata shares of a put option premium of [6]% of the Rights Offering Amount payable in Reorganized SN Common Stock, subject to dilution on account of Reorganized SN Common Stock issued in connection with the Management Incentive Plan, which premium shall be proportionally allocated to the Commitment Parties in accordance with each Commitment Party’s commitment percentage.

Conditions Precedent

The obligation of each Commitment Party to exercise all of each such Commitment Party’s Rights and to participate in the Rights Offering is subject only to conditions set forth in the Commitment Letter.

No Revocation of Exercise	All exercises of Rights are irrevocable (except as required by law) and may not be withdrawn.

Closing

Funding of the Rights Offering for Eligible Holders (other than Commitment Parties) will occur no earlier than [14] days prior to the Effective Date.

Closing of the Rights Offering will occur simultaneously with the Effective Date.

Termination of the Commitment	The Commitment shall terminate upon the terms set forth in the Commitment Letter.

[Restricted Securities]

[The Reorganized SN Common Stock offered and sold in the Rights Offering shall be “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, and will be subject to customary restrictions on transferability.  The Reorganized SN Common Stock will also be subject to any transfer or other restrictions set forth in the governance documents of Reorganized SN.](2)

(2)  NTD:  Securities issues TBD.  Subject to decision on corporate governance.

EXHIBIT 4

COMPENSATION TERM SHEET

[To Come.]

Exhibit 4 – Page 1

EXHIBIT 5

NEW SERVICES AGREEMENT TERM SHEET

[To Come.]

Exhibit 5 – Page 1

EXHIBIT 6

DISCHARGE, RELEASE, INJUNCTION, AND EXCULPATION PROVISIONS

The Plan will provide for customary release, discharge, injunction, and exculpation provisions, to the extent applicable, substantially as set forth below:

Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Debtor Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors or the Plan Administrator), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, or that any Holder of any Claim or Interest could have asserted on behalf of the Debtors, based on or relating to, or in any manner arising from, in whole or in part:

(a)              the Debtors, the Debtors’ restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Plan, the Disclosure Statement or the Rights Offering;

(b)              any contract, instrument, release, or other agreement or document

Exhibit 6 – Page 1

(including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, or the Plan, including the Rights Offering;

(c)               the Chapter 11 Cases, the Disclosure Statement, the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement; or

(d)              any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims related to any act or omission that is determined in a final order to have constituted actual fraud, (ii) the rights of any party under any employment agreement or plan, or (iii) any post-Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Releases by Holders of Claims and Interests of the Debtors

As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor and Released Party from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part:

(a)              the Debtors, the Debtors’ restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Plan, the Disclosure Statement or the Rights Offering;

(b)              any contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, or the Plan, including the Rights Offering;

(c)               the Chapter 11 Cases, the Disclosure Statement, the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement; or

(d)         any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims related to any act or omission that is determined in a final order to have constituted actual fraud or (ii) any post-

Exhibit 6 – Page 2

Effective Date obligations of any party or Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Rights Offering, or any contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan or the Rights Offering, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Injunctions

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released pursuant to the Plan, shall be discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Released Parties or the Exculpated Parties:  (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and

Exhibit 6 – Page 3

(v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

Exhibit 6 – Page 4

EXHIBIT 7

TAKE BACK DEBT TERM SHEET

[To Come.]

Exhibit 7 – Page 1